EXHIBIT 99.1

NEWS RELEASE

DEL MONTE FOODS TO PARTICIPATE IN DAVENPORT & COMPANY
SPRING 2005 INSTITUTIONAL INVESTOR CONFERENCE
Will Webcast Presentation on Thursday, May 19

SAN FRANCISCO, May 6, 2005 – Del Monte Foods Company (NYSE: DLM) announced today that it will make an investor presentation at the Davenport & Company Spring 2005 Institutional Investor Conference on May 19, 2005. Del Monte invites interested parties to listen to its presentation, which will be webcast live on Thursday, May 19 at 10:00 a.m. ET (7:00 a.m. PT).

To access the live webcast, go to www.delmonte.com and click on the “Webcast Presentation” link under the Investor Additional Financial Information section. The presentation will be available in an archived format for one week following the conference on the aforementioned website.

About Del Monte Foods
Del Monte Foods is one of the country’s largest and most well known producers, distributors and marketers of premium quality, branded and private label food and pet products for the U.S. retail market, generating over $3 billion in net sales in fiscal 2004. With a powerful portfolio of brands including Del Monte®, Contadina®, StarKist®, S&W®, Nature’s Goodness™, College Inn®, 9Lives®, Kibbles ‘n Bits®, Pup-Peroni®, Snausages®, and NawSomes!®, Del Monte products are found in nine out of ten American households. For more information on Del Monte Foods Company (NYSE:DLM), visit the Company’s website at www.delmonte.com.

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CONTACT:	Del Monte Foods Investor Relations (415) 247-3382